Exhibit 10.13

Share Exchange Agreement

Transferor (Party A): Gongqi Xiang

Transferee (Party B): HONGKONG XIBOLUN TECHNOLOGY LIMITED

The registered capital of the Sino-foreign joint venture Wenzhou Xibolun Fluid Equipment Co. is RMB 1,000,000. Anyuan Sun contributed capital of RMB 700,000, 70% of the registered capital. Gongqi Xiang contributed capital of RMB 300,000, 30% of the registered capital. Currently because Mr. Gongqi Xiang, an overseas Chinese in Spain, intends to focus on other areas, with consent of the other investor, he decides to transfer all of his shares in the joint venture to HONGKONG XIBOLUN TECHNOLOGY LIMITED.

I.	Parties’ Names and Addresses:

Party A: Gongqi Xiang

Passport Number: G20532707

Legal Address: C Bravo Murillo 211, AP03C, Madrid, Madrid, Spain

Postal Code: 325025

Phone Number: 0577-86895678

Nationality: China

Party B: HONGKONG XIBOLUN TECHNOLOGY LIMITED

License Number: 1615940

Legal Address: Room 1003, 10/F, Witty Commercial Bldg, 1A-1L Tung Choi St, Mong Kok, Hong Kong

Phone Number: 13758822773

II.	Share Transferred and Consideration: Party A transfers 30% of shares in Wenzhou Xibolun Fluid Equipment Co. (has finished the capital contribution which has been verified by an accounting firm) to Party B with original price. The consideration is RMB 300,000.

III.	Payment Term and Method: The consideration of share transfer will be delivered out of book within 60 business days after the approval of the industry and commerce bureau.

IV.	Rights and Obligations: On the day when the share transfer is closed, all the rights and obligations regarding Wenzhou Xibolun Fluid Equipment Co. that Party A owns are transferred to Party B. However, the dividend right of Party A is terminated on the day when the approval authority approves the transfer.

V.	Liability for Breach of Contract: (1) If Party B does not pay for the transfer consideration timely, he should pay for late fee RMB 7,000 every day. If it is overdue over one month, the late fee should be doubled, and the transfer will be terminated. (2) If Party A does not transfer the right timely, it should compensate all loss incurred.

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VI.	Dispute resolution: For any dispute, Party A and Party B shall negotiate for settlement. If it cannot be settled, either party can submit it to Longwan District Court for suit according to Contract Law of the People's Republic of China.

VII.	Agreement Execution and Termination: This agreement is effective after the approval by the original review authority. It is terminated after both parties perform it.

VIII.	This agreement is signed by the representatives of both parties at Wenzhou, China on June 30, 2011. It has 8 originals, with Party A and Party B each holding one copy, Wenzhou Xibolun Fluid Equipment Co. holding one copy for record, and other being submitted to relevant authorities for record.

Party A: /s/ Gongqi Xiang

Party B: /s/ HONGKONG XIBOLUN TECHNOLOGY LIMITED

2011-6-30

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